                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAPSTONE CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          CAPSTONE CAPITAL CORPORATION
                       1000 URBAN CENTER DRIVE, SUITE 630
                           BIRMINGHAM, ALABAMA 35242

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1997

                             ---------------------

To The Stockholders:

     The annual meeting of stockholders of Capstone Capital Corporation (the "Company") will be held at the Richard M. Scrushy Conference Center, Two HEALTHSOUTH Parkway, Birmingham, Alabama, 35243, on the 1st day of May, 1997, at 10:00 a.m. (local time), for the following purposes:

          (1) Election of a Board of Directors to serve until the next annual meeting or until their successors are duly elected.

          (2) Proposal to amend the Company's 1994 Stock Incentive Plan to (a) increase the number of shares of Common Stock reserved for issuance thereunder to 1,750,000; and (b) to amend certain provisions of the Plan to permit the exercise of options within a specified time after termination of employment or association with the Company.

          (3) Proposal to ratify the engagement of the accounting firm of KPMG Peat Marwick LLP as independent auditors for the current fiscal year; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.


     We hope you will attend the meeting and take an active part in it. Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection. Whether you plan to attend the meeting or not, please execute the enclosed proxy and return it in the return envelope that is enclosed for your convenience.


     The annual report of the Company for the fiscal year ended December 31, 1996, is enclosed. We hope you will find it informative.

     Pursuant to a resolution adopted by the Board of Directors of the Company, the close of business on March 14, 1997, has been fixed as the date for determination of stockholders entitled to notice of this meeting and to vote at the meeting.

                                           By Order of the Board of Directors


                                           Richard M. Scrushy Sig


                                           Richard M. Scrushy

                                           Chairman

Dated: March 27, 1997

                                                                  March 27, 1997


                          CAPSTONE CAPITAL CORPORATION
                       1000 URBAN CENTER DRIVE, SUITE 630
                           BIRMINGHAM, ALABAMA 35242
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 1997

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capstone Capital Corporation (the "Company") to be voted at the annual meeting of stockholders to be held at the Richard M. Scrushy Conference Center, Two HEALTHSOUTH Parkway, Birmingham, Alabama 35243 on May 1, 1997, at 10:00 a.m. (local time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to
stockholders on or about March   , 1997.


     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, will be voted (a) FOR the election as directors of the nominees as listed and described in this Proxy Statement, (b) FOR the proposal to amend the Company's 1994 Stock Incentive Plan (the "Incentive Plan") to increase the number of shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") reserved for issuance thereunder to 1,750,000 shares and to amend certain provisions of the Incentive Plan to permit the exercise of options within a specified time after termination of employment or association with the Company; (c) FOR the ratification of the engagement of the accounting firm of KPMG Peat Marwick LLP as independent auditors for the current fiscal year, and (d) FOR the recommendations of the Board of Directors on any other proposal that may properly come before the meeting. The persons named as proxies in the enclosed form of proxy were selected by the Company's Board of Directors.



     Please sign and return the proxy in the enclosed return envelope so the Common Stock you own will be voted in accordance with your wishes. Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies, which is expected to be nominal. This proxy must be returned by April 30, 1997.


PROXY IS REVOCABLE


     If after you send in your proxy you desire to revoke your proxy for any reason, you may do so by giving notification of such intent to Andrew L. Kizer, the Secretary of the Company, in writing at any time prior to the commencement of the annual meeting. Also, your proxy may be revoked by submitting a later-dated proxy or by attending the meeting and voting in person. Unmarked proxies received by the Company will be voted in favor of each of the proposals herein specified and as directed by the attorneys-in-fact as to any other matter which may come before the meeting.


DATE OF RECORD

     The close of business on March 14, 1997, has been fixed as the record date for the purpose of determining the stockholders entitled to notice and to vote at the annual meeting. Each share of Common Stock is entitled to one vote on all matters.

OUTSTANDING SECURITIES

     As of the close of business on March 14, 1997, the Company had authorized 50,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), of which 14,288,529 shares were issued and outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

BUSINESS TO BE CONSIDERED AT ANNUAL MEETING OF STOCKHOLDERS

     It is expected that the following business will be considered and action taken thereon at the annual meeting:


          (1) The election of a Board of Directors to serve until the next annual meeting or until their successors are duly elected;



          (2) A proposal to amend the Company's Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder to 1,750,000 shares and to amend certain provisions of the Incentive Plan to permit the exercise of options within a specified time after termination of employment or association with the Company;



          (3) A proposal to ratify the engagement of the accounting firm of KPMG Peat Marwick LLP as independent auditors for the current fiscal year; and



          (4) Such other business as may properly come before the meeting or any adjournment thereof.


STOCKHOLDERS LIST

     A complete list of the stockholders entitled to vote at the annual meeting of stockholders to be held on May 1, 1997, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a stockholder, and at all times during the annual meeting at the place of the meeting.

                             ELECTION OF DIRECTORS

INTRODUCTION


     A Board of Directors consisting of no less than three and no more than 15 persons is authorized by the Company's Amended and Restated Bylaws (the "Bylaws"). As provided in the Company's Bylaws, the Board of Directors has fixed at nine (9) the present number of members to serve on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nine nominees receiving the highest number of votes at the annual meeting will be elected as directors. Abstentions and broker non-votes will not affect the tally of votes cast in the election. (A non-vote occurs when a broker, or other fiduciary, holding shares for a beneficial owner votes on one proposal but lacks authority from the owners to vote on another proposal.) The present Board of Directors consists of nine (9) members, all of whom are nominees for election to the Board of Directors at this meeting. All of the present Directors were elected to the Board of Directors of the Company during 1996 by the stockholders. Each nominee for the Board of Directors has expressed the willingness to serve as a Director during the coming year. Each Director elected to the Board of Directors at this meeting will serve for a term of one year or until a successor is duly elected and qualified.



     According to Maryland law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company's Articles of Incorporation do not provide for cumulative voting and, accordingly, each shareholder may cast one vote per share for each nominee.


     Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, the current Board of Directors will determine how the proxies will be voted.

     The name, age, principal occupation or employment of each nominee for Director and the year in which each became a Director is set forth below.


NOMINEES


                                                                                       DIRECTOR
NAME                        AGE                  PRINCIPAL OCCUPATION                   SINCE
----                        ---                  --------------------                  --------
Richard M. Scrushy........  44   Chairman of the Board of the Company; Chairman of       1994
                                 the Board and Chief Executive Officer of HEALTHSOUTH
                                   Corporation since 1983
John W. McRoberts.........  44   President and Chief Executive Officer of the Company    1994
                                 since 1994; Senior Vice President of AmSouth Bank
                                   from 1988 to 1993.
Michael D. Martin.........  36   Executive Vice President, Finance and Treasurer of      1994
                                   HEALTHSOUTH Corporation since 1989.
Robert N. Elkins..........  53   Chairman of the Board and Chief Executive Officer of    1994
                                   Integrated Health Services, Inc. since 1986.
Eric R. Hanson............       Chairman of the Board and Chief Executive Officer of    1994
                                 U.S. Strategies Corp. since 1984.
Larry R. House............  53   Chairman of the Board, Chief Executive Officer and      1996
                                   President of MedPartners, Inc. since 1993;
                                   President of HEALTHSOUTH International, Inc. from
                                   1992 to 1993; Chief Operating Officer of
                                   HEALTHSOUTH Corporation from 1985 to 1992.
Larry D. Striplin, Jr.....  67   Chairman of the Board of Nelson-Brantley Glass          1994
                                 Contractors, Inc. since 1963; Chairman and Chief
                                   Executive Officer of Circle "S" Industries from
                                   1978 to 1995; Chairman and Chief Executive Officer
                                   of Clearview Properties, Inc. since 1978.
Barry Morton..............  59   Chairman of the Board of the Robins & Morton Group      1994
                                 since 1996; President and Chief Executive Officer of
                                   the Robins & Morton Group from 1982 to 1996.
George E. Bogle...........  59   Chairman of the Board and Chief Executive Officer of    1994
                                 USA Managed Care Organization, Inc. since 1984.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 1996, the Board of Directors held four regularly scheduled meetings. Each director attended all of the meetings, except Mr. Elkins who attended two of the four meetings, and Michael D. Martin and George E. Bogle, each of whom attended three of the four meetings. The Board of Directors has established the standing committees described below.


     The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters that cannot by law be delegated by the Board. The current members of the Executive Committee are Richard M. Scrushy, John W. McRoberts, Michael D. Martin and Barry Morton. The Executive Committee held one meeting during 1996.


     The Audit Committee, consisting of Larry D. Striplin, Jr., George E. Bogle, and Robert N. Elkins, confers with the auditors and determines the scope of their annual and interim examinations, determines through discussions with the auditors and otherwise that no restrictions were placed by management on the scope of the examination or its implementation, inquires into the effectiveness of the Company's accounting and internal control functions, reports to the Board of Directors on the results of the committee's activities and recommends any changes in the appointment of independent auditors which the committee may deem to be in the best interest of the Company and its Stockholders. No member of the Audit Committee may be an officer or employee of the Company. The Audit Committee held one meeting during 1996.

     The Compensation Committee, consisting of John W. McRoberts, Richard M. Scrushy, Michael D. Martin, and Eric R. Hanson, establishes the general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and for determining salaries and bonuses paid to executive officers and senior employees of the Company. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provision of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee held one meeting during 1996.


     The Company does not have a Nominating Committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Each nonemployee member of the Board received annual compensation in 1996 of $5,000 for serving on the Board of Directors, plus a fee of $1,000 for each Board and committee meeting attended, except that only one fee is be paid when more than one such meeting is held on a single day. All directors are eligible to receive reimbursement of travel expenses incurred in attending Board of Directors and committee meetings. In addition, the Compensation Committee awarded compensation of $108,000 to Richard M. Scrushy and $72,000 to Michael D. Martin for consulting services rendered to the Company during 1996.


     As of December 31, 1996, options to purchase the following number of shares at $16.50 had been granted under the Incentive Plan to the following outside directors: Richard M. Scrushy -- 73,000; Michael D. Martin -- 55,000; 5,000 each to Robert N. Elkins, Eric R. Hanson, Larry D. Striplin, Jr., Barry Morton and George E. Bogle; and options to purchase the following number of shares at $18.375 had been granted under the Incentive Plan to the following outside directors: Richard M. Scrushy -- 85,000; Michael D. Martin -- 55,000; and 45,000 each to Robert N. Elkins, Eric R. Hanson, Larry R. House, Larry D. Striplin, Jr., Barry Morton and George E. Bogle.


OFFICERS

     The officers of the Company serve a term of one year or until their successors are duly elected and qualified. The offices held by Richard M. Scrushy and John W. McRoberts are designated in the Nominees chart appearing on page 3 of this Proxy Statement. William C. Harlan, age 46, has been employed by the Company since June 30, 1994, and was elected Senior Vice President-Head of Acquisitions in June 1994. Andrew L. Kizer, age 40, has been employed by the Company since June 30, 1994, and was elected Vice President, Chief Financial Officer, Secretary and Treasurer in June 1994.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS.

                PROPOSED AMENDMENT TO 1994 STOCK INCENTIVE PLAN


     The Company maintains the 1994 Stock Incentive Plan (the "Incentive Plan") which provides that 1,063,600 shares of the Company's Common Stock, $.001 par value, may be issued pursuant to the exercise of options or incentive stock awards granted under the Incentive Plan to officers, directors, employees and consultants of the Company. As of December 31, 1996, there were 1,063,600 shares of the Company's authorized but unissued Common Stock reserved for grants to officers, directors, employees and consultants, of which options for 1,060,500 shares had been granted, leaving 3,100 shares available and unreserved for the future issuance of options or incentive stock awards under the Incentive Plan. On February 6, 1997, the Board of Directors approved an amendment to the Incentive Plan which (a) increased the number of shares reserved for issuance to officers, directors, employees and consultants to 1,750,000 shares, an increase of 686,400 shares, and (b) amended certain provisions of the Incentive Plan to permit the exercise of options within 90 days after termination of employment or association with the Company for any reason other than death or permanent disability, and in the event of termination due to death or permanent disability, options may be exercised for up to twelve months after termination. As of December 31, 1996, all of the Company's directors and three employees were participants in the Incentive Plan and six employees were eligible to participate in the Incentive Plan.


     The Company's Compensation Committee administers the Incentive Plan and nominates officers, directors, employees and consultants to whom options or restricted stock awards are to be granted by the Board of Directors. The exercise price and vesting schedule for option and restricted stock award grants are established at the time of grant by the Compensation Committee, in its sole discretion. Generally the exercise price is the market value of the Company's Common Stock on the grant date and the term is ten (10) years. Options granted under the Incentive Plan are intended to be either "non-qualified stock options" or "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The Incentive Plan is not a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code, nor is the Incentive Plan an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").


     An optionee will recognize no taxable income upon the grant of an incentive stock option or upon the grant of a non-qualified stock option. With respect to incentive stock options (i) no taxable income will be realized by an optionee upon the exercise of the incentive stock option (except as may be incurred under the "minimum tax for tax preferences" provisions of the Internal Revenue Code), provided that at all times during the period beginning with the date of the granting of the incentive stock option and ending on the day three (3) months before the date of such exercise, such individual was an employee of the Company or one of its Affiliates; (ii) the optionee, upon the disposition of the shares acquired upon such exercise, will realize capital gains or losses, rather than ordinary income or loss, in the amount of the difference between the option price and the sale price; and (iii) the Company and its Affiliates will not be allowed any deduction for federal income tax purposes with respect to the shares issued upon the exercise of the incentive stock options.

     Upon the exercise of a non-qualified option, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price paid for the shares pursuant to the option. The optionee's tax basis for the Common Stock acquired upon exercise of a nonqualified option will be increased by the amount of such taxable income. The Company will be entitled to a federal income tax deduction in an amount equal to such excess, provided the Company complies with the applicable withholding rules.


     No options or restricted stock awards were granted and no options were exercised under the Incentive Plan during 1996.



     The affirmative vote of the holders of a majority of the shares present (or represented) and entitled to vote at the meeting is required for approval of the proposed amendment to the Incentive Plan. For purposes of the vote on the proposed amendment, abstentions will have the same effect as votes against the proposed amendment, and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. (Both abstentions and broker non-votes will count toward the presence of a quorum at the annual meeting.)



     As of March 24, 1997, the market value of the Common Stock of the Company was $22 1/2 per share.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

                             SELECTION OF AUDITORS


     KPMG Peat Marwick LLP, 505 20th Street North, 1200 Financial Center, Birmingham, Alabama 35203, has been recommended by the Board of Directors for selection as independent auditor of the Company for 1997. KPMG Peat Marwick LLP has served as independent auditor of the Company for the fiscal years ended December 31, 1996 and 1995 and for the period from June 30, 1994 (inception) to December 31, 1994. Services provided by KPMG Peat Marwick LLP include work related to the audit of the financial statements and preparation of state and federal income tax returns. A representative of KPMG Peat Marwick LLP is expected to attend the annual meeting of stockholders and will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of KPMG Peat Marwick LLP as auditor of the Company for 1997. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


     The following table sets forth information with respect to ownership of shares of the Company's Common Stock as of December 31, 1996, by (i) each of the Company's directors; (ii) the Company's chief executive officer and the two other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1996 (the "Named Executive Officers"), (iii) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, and (iv) all directors and executive officers (including the Named Executive Officers) of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.



                                                              STOCK BENEFICIALLY OWNED
                                                              -------------------------
NAME AND ADDRESS                                              # OF SHARES    % OF CLASS
----------------                                              -----------    ----------
Richard M. Scrushy..........................................     415,936(1)     2.9
John W. McRoberts...........................................     281,858(2)     1.9
William C. Harlan...........................................     154,837(3)    *
Andrew L. Kizer.............................................     117,844(4)    *
Michael D. Martin...........................................     127,064(5)    *
Robert N. Elkins............................................      56,000(6)    *
Eric R. Hanson..............................................      52,000(7)    *
Larry R. House..............................................      45,000(8)    *
Larry D. Striplin, Jr.......................................      50,000(9)    *
Barry Morton................................................      50,500(10)   *
George E. Bogle.............................................      50,000(11)   *
All executive officers and directors as a group (11
  persons)..................................................   1,401,039(12)    9.2


---------------

   * Less than 1%

 (1) Includes (i) 344,656 shares owned directly by Richard M. Scrushy (of which 158,000 shares are represented by options exercisable by him within sixty days under the Company's Incentive Plan), and (ii) 71,280 shares owned by HEALTHSOUTH Corporation of which Mr. Scrushy is Chairman of the Board and Chief Executive Officer as to which he shares voting and investment power.


 (2) Includes 279,000 shares owned directly by Mr. McRoberts, of which 250,000 shares are represented by options exercisable by him within 60 days under the Company's Incentive Plan, and 2,858 shares held in the Company's sec. 401(k) plan (the "KPlan").


 (3) Includes 154,837 shares owned directly by Mr. Harlan, of which 140,000 shares are represented by options exercisable by him within 60 days under the Company's Incentive Plan.


 (4) Includes 117,844 shares owned directly by Mr. Kizer, of which 105,000 shares are represented by options exercisable by him within 60 days under the Company's Incentive Plan.


 (5) Includes 127,064 shares owned directly by Mr. Martin, of which 110,000 shares are represented by options exercisable by him within 60 days under the Company's Incentive Plan.


 (6) Includes 56,000 shares owned directly by Mr. Elkins, of which 50,000 shares are represented by options exercisable by him within 60 days under the Company's Incentive Plan.


 (7) Includes 52,000 shares owned directly by Mr. Hanson, of which 50,000 shares are represented by options exercisable by him within 60 days under the Company's Incentive Plan.


 (8) Includes 45,000 shares represented by options exercisable by Mr. House within 60 days under the Company's Incentive Plan.


 (9) Includes 50,000 shares represented by options exercisable by Mr. Striplin within 60 days under the Company's Incentive Plan.


(10) Includes 50,500 shares owned directly by Mr. Morton, of which 50,000 shares are represented by options exercisable by him within 60 days under the Company's Incentive Plan.

(11) Includes 50,000 shares represented by options exercisable by Mr. Bogle within 60 days under the Company's Incentive Plan.


(12) Includes 1,058,000 shares represented by options exercisable within 60 days under the Company's Incentive Plan.


REPORTS OF BENEFICIAL OWNERSHIP


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. The executive officers, directors and greater than 10% stockholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 1996.



     Based upon a review of these filings and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that the reporting and filing requirements relating to ownership of Common Stock were complied with during 1996 and prior years, except as follows. Each of the Company's executive officers and directors was granted options to purchase shares of the Company's Common Stock pursuant to the Incentive Plan. The grant of such options was not reported until March 1996. Additionally, the Company believes that Richard M. Scrushy and Michael D. Martin inadvertently failed to report the purchase of 5,000 and 5,000 shares, respectively, on November 20 and November 21, 1996. These purchases were subsequently reported on December 13, 1996.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table reflects the compensation of the Named Executive
Officers:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                               ANNUAL COMPENSATION       COMPENSATION
                                           ---------------------------   ------------
                                                                          SECURITIES
                                                                          UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR   SALARY(1)    BONUS      OPTIONS #     COMPENSATION(2)
       ---------------------------         ----   ---------   --------   ------------   ---------------
John W. McRoberts........................  1996   $281,083    $250,000           0          $28,140
  President and Chief Executive Officer    1995    239,583     168,000     125,000           26,005
                                           1994    200,000     105,000     125,000           18,389
William C. Harlan........................  1996   $144,167    $ 85,000           0          $26,752
  Senior Vice President and Head of        1995    124,583      60,000      55,000           24,760
  Acquisitions                             1994    100,000      60,000      85,000           15,129
Andrew L. Kizer..........................  1996   $130,292    $ 70,000           0          $23,433
  Vice President, Chief Financial          1995    110,208      60,000      55,000           22,010
  Officer, Secretary and Treasurer         1994     80,000      40,000      50,000            9,121

---------------

(1) Annualized for year ended December 31, 1996.

(2) The amounts listed in this column represent (i) the Company's contribution under the KPlan for the benefit of the following executives for 1996, 1995 and 1994: John W. McRoberts $14,467, $13,384 and $6,879; William C. Harlan $14,667, $13,384 and $3,539; and Andrew L. Kizer $14,667, $13,384 and
    $2,812; (ii) automobile allowance to executives for 1996, 1995 and 1994:
    John W. McRoberts $7,750, $6,000 and $6,000; William C. Harlan $6,250, $6,000 and $6,000; and Andrew L. Kizer $4,688, $4,500 and $4,200; (iii)
    annual premiums paid by the Company for long-term disability insurance for executives for 1996 and 1995: John W. McRoberts $2,664 and $2,664; William
    C. Harlan $2,660 and $2,660; and Andrew L. Kizer $1,673 and $1,673; (iv) annual premiums paid by the Company for group term health insurance for executives for 1996, 1995 and 1994: John W. McRoberts $1,712, $1,859 and $2,508; William C. Harlan $1,712, $1,859 and $2,508; and Andrew L. Kizer $-0-, $-0- and $-0-; (v) annual premiums paid by the Company for group term disability insurance for executives for 1996 and 1995: John W. McRoberts $470 and $409; William C. Harlan $470 and $470; and Andrew L. Kizer $459 and $438; (vi) annual premiums paid by the Company for group term life insurance for executives for 1996, 1995 and 1994: John W. McRoberts

    $285, $238, and $3,002; William C. Harlan $395, $238 and $3,082; and Andrew
    L. Kizer $153, $128 and $2,109; and (vi) annual premiums paid by the Company for permanent life insurance for executives for 1996 and 1995: John W. McRoberts $593 and $1,451; William C. Harlan $599 and $149; and Andrew L. Kizer $1,794 and $1,887.

STOCK OPTION GRANTS

     The Company did not grant any stock options or stock appreciation rights in 1996.

OPTION EXERCISES AND YEAR-END VALUES

     The following table provides certain information with respect to the Named Executive Officers in 1996 concerning the exercise of options during 1996 and with respect to unexercised options at December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                 SHARES                        OPTIONS AT FISCAL            MONEY OPTIONS AT FISCAL
                               ACQUIRED ON     VALUE              YEAR-END(#)                     YEAR-END($)
                                EXERCISE     REALIZED    -----------------------------   -----------------------------
                                (NUMBER)     (DOLLARS)   (EXERCISABLE)   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                               -----------   ---------   -------------   -------------   ------------   --------------
John W. McRoberts............       0            0          250,000            0          $1,234,375           0
William C. Harlan............       0            0          140,000            0          $  719,375           0
Andrew L. Kizer..............       0            0          105,000            0          $  513,750           0

RETIREMENT PLANS


     Effective July 1, 1994, the Company adopted the Capstone Capital of Alabama, Inc. 401(k) Retirement Plan ("KPlan"). The KPlan is a Code Section 401(k) plan in which all employees are eligible to participate. The Company, in its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution. The Company contributed a total of $50,078.56 to the KPlan for the KPlan year ended December 31, 1996.


EMPLOYMENT CONTRACT AND CHANGE-IN-CONTROL ARRANGEMENTS.


     The Company entered into an Employment and Noncompetition Agreement (the "Employment Agreement") with John W. McRoberts, effective on November 1, 1996, pursuant to which he serves as President and Chief Executive Officer of the Company. The Employment Agreement terminates on December 31, 2000, but is automatically extended on January 1 of each year for an additional one year term, unless terminated sooner. Under the Employment Agreement, Mr. McRoberts is entitled to receive annual base compensation for the period from the effective date through December 31, 1996, of $285,000 and is entitled to annual increases at the discretion of the Compensation Committee of the Board of Directors (which at a minimum, will equal a cumulative cost-of-living increase) and is entitled to participate in the Company's Incentive Plan and all other benefit programs generally available to executive officers of the Company. Mr. McRoberts is also entitled to receive an annual bonus in the discretion of the Compensation Committee of the Board of Directors.



     If the Company terminates Mr. McRoberts' employment without cause or upon a "change-in-control" (as defined in the Employment Agreement), he is entitled to receive his accrued salary, earned bonus, vested deferred compensation, if any, (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits through the date of termination. In addition, Mr. McRoberts will receive as severance compensation his base salary for a period of 24 months following the date of termination and an amount equal to his average annual bonus during the two years immediately preceding his termination. At Mr. McRoberts' election, he may receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day treasury bill interest rate in effect on the date of delivery of such election notice).



     The Company may terminate the Employment Agreement "for cause" which is defined to include willful dishonesty toward, fraud upon, or deliberate injury or attempted injury to the Company or Mr. McRoberts' willful breach of the Employment Agreement, which has resulted in material injury to the Company. In the event of Mr. McRoberts' termination for cause, he shall receive all accrued salary, earned bonus compensation, vested deferred compensation, if any (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits.

Mr. McRoberts' Employment Agreement may also be terminated if Mr. McRoberts dies or becomes disabled and his disability continues for a period of 12 consecutive months. In the event of termination of the Employment Agreement because of Mr. McRoberts' death or disability, Mr. McRoberts (or his estate) shall receive these same payments but no additional severance, except that, if Mr. McRoberts becomes disabled, the Company will maintain his insurance benefits for the remaining term of his Employment Agreement.


     The Company has agreed to indemnify Mr. McRoberts for certain liabilities arising from actions taken within the scope of his employment. Mr. McRoberts' Employment Agreement contains restrictive covenants pursuant to which he has agreed not to compete with the Company during the period of his employment and for a period of 24 months following termination of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Compensation Committee of the Company's Board of Directors are Richard M. Scrushy, John W. McRoberts, Michael D. Martin and Eric
R. Hanson. There are no interlocks among the members of the Compensation Committee. Richard M. Scrushy is Chairman of the Board and Chief Executive Officer of HEALTHSOUTH Corporation ("HEALTHSOUTH"). Although John W. McRoberts serves on the Company's Compensation Committee, he does not participate in any decisions regarding his own compensation as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

  Executive Compensation

     The Company's compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of the directors listed below this report. The Board of Directors, on the recommendation of the Compensation Committee, establishes a general compensation policy for the Company and has the responsibility for the approval of increases in compensation paid to the executive officers of the Company. The Compensation Committee administers the Company's employee benefit plans, including the KPlan and the Incentive Plan. In addition, the Compensation Committee evaluates the performance of the executive officers of the Company and related matters. The Compensation Committee reviews its recommendations with the full Board of Directors.


     In recommending compensation levels for the Company's executive officers, the Compensation Committee focuses primarily on (i) rewarding executive officers for achievement of the Company's strategic goals and the enhancement of stockholder value, (ii) recognizing superior company performance as compared to that of competing businesses and (iii) attracting, motivating and retaining highly-trained and talented executives who are vital to the Company's long-term success. Individual compensation packages are generally set at levels believed by the Compensation Committee to correspond to the median range of compensation paid to individuals serving in comparable positions at other real estate investment trusts ("REITs") with publicly-traded securities (including those comprising the National Association of Real Estate Investment Trusts Index referred to in the performance graph set forth hereinafter). At present the Company's compensation package is comprised of a base salary, an annual cash bonus, long-term incentives in the form of stock options and stock grants and other benefits typically offered to executives by REITs in the Company's peer group.



     Base Salary. Each executive officer's base salary is set by the Board of Directors on an annual basis. In 1996, on the recommendation of the Compensation Committee, the Board increased the salaries of the Company's executive officers based upon a subjective assessment of the individual's experience, tenure in position, past performance and contributions to the Company, as well as a review of base salaries paid to executive officers of comparable REITs. Mr. McRoberts reviews all salary recommendations for executive officers (except Mr. McRoberts) with the Compensation Committee, which is responsible for approving or disapproving those recommendations. The Compensation Committee (excluding Mr. McRoberts) is solely responsible for determining the salary of Mr. McRoberts.


     During 1996, the Board of Directors, on the recommendation of the Compensation Committee, increased the salaries paid to each of the three executive officers of the Company. These salary increases were based on cost-of-living adjustments, position tenure, subjective assessments of individual performance, comparability considerations (including the Company's financial performance relative to its competitors) and competitive data, including asset growth, revenue growth and cash flow growth. In setting compensation levels for 1996, the Compensation Committee gave considerable weight to the Company's favorable 1995 financial results. The 1995 financial results generally exceeded management's expectations, which further influenced the Compensation Committee's decision to increase salaries. Performance assessments were also given greater weight in the Compensation Committee's determinations relative to the other factors.


     Annual Bonus. The employment arrangements with the Company's executive officers contemplate consideration of variable annual bonuses. On January 23, 1997, the Compensation Committee authorized bonuses to its executive officers and staff employees based upon their respective performance and contribution toward the attainment of the goals of the Company for the period ending December 31, 1996. The performance measures reviewed by the Compensation Committee included the Company's asset growth, revenue growth, cash flow growth and total return to stockholders compared to that of its peer group. These measures were assigned approximately equal weight in the Compensation Committee's determinations. The Company's targets for each of these measures were exceeded in 1996 and generally compared favorably to or exceeded its peer group's corresponding results. The increases in the bonuses paid to executive officers in 1996 over those paid in 1995 were based in large part on these results. All of the Company's goals for 1996 were achieved. Mr. McRoberts recommended bonuses for the executive officers and staff, except Mr. McRoberts, to the Compensation Committee for its review and approval. The amount of the bonuses was based upon a subjective assessment of the performance of the Company during 1996 and individual employee performance as compared with its goals for the year. The Compensation Committee determined the bonus award for Mr. McRoberts, with Mr. McRoberts excusing himself from such determination, and directed Mr. McRoberts to pay bonuses to the remaining executive officers and staff employees, based upon each officer's and employee's respective experience, tenure with the Company, and contribution to the attainment of the Company's goals.


     The opportunity for an annual bonus in the future will reflect the degree to which an executive contributes to the realization of established short term objectives of the Company and is intended to be a substantial incentive for the executive officers to achieve those objectives. Annual incentives and the combined annual cash compensation is intended to be competitive with market practices for comparable REITs. The Compensation Committee has established target objectives of the Company based on asset growth, revenue growth, cash flow growth, and total return to stockholders, and the annual incentive awards to be made to the executive officers in the future will relate to the attainment of these objectives and other subjective factors including each executive officer's individual contribution toward attaining these objectives. The Compensation Committee, excluding Mr. McRoberts, is solely responsible for determining any award for Mr. McRoberts.


     Incentive Compensation. The Compensation Committee administers the Company's Incentive Plan. Pursuant to the Incentive Plan, stock options have been awarded in order to retain and motivate executives to improve long-term stock price performance. Stock options are granted at a price equal to the current fair market value of the Company's stock at the time of grant and will be of value to the executive only if the total return to stockholders increases over time. The Compensation Committee grants stock options, pursuant to the Company's Incentive Plan, to executive officers of the Company based principally upon the success of the Company in achieving all of its goals for a particular year, as described above, and on a comparison of option grants to executives with similar responsibilities in other companies and the executive's level of responsibility and relative importance to the operations of the Company. Because no shares were available for grant under the Incentive Plan in 1996, no stock options were granted during 1996. Future grants of stock options or restricted stock of the Company to its executive officers will be designed to provide material incentive to focus officers on maximizing total returns to stockholders measured over an extended period of time. In addition, the Company intends to implement target stock ownership guidelines for executive officers to promote stock ownership, while further leveraging executive officer total compensation opportunities. Stock ownership guidelines will be established for each executive to further align executive and stockholder interests. The Compensation Committee will prepare target objectives of the Company and determine the long term incentive awards to be made to the executive officers, relating to the attainment of the objectives. The Compensation Committee, excluding Mr. McRoberts, is solely responsible for determining any stock option or incentive stock award for Mr. McRoberts.

  Chief Executive Officer Compensation


     As President and Chief Executive Officer, Mr. McRoberts' 1996 base salary was approved by the Board of Directors of the Company. Mr. McRoberts entered into an Employment and Noncompetition Agreement with the Company on November 1, 1996, which provides for an annual base salary (the "Base Salary") of $285,000 for the period beginning on the date of the agreement through December 31, 1996. The Base Salary will be increased each year thereafter through December 31, 2000, at a minimum by the cumulative cost-of-living increase on the Base Salary as reported in the "Consumer Price Index, Birmingham, Alabama, All Items," published by the U.S. Department of Labor, using January 1, 1996, as the base date. Mr. McRoberts' Base Salary will be reviewed annually by the Compensation Committee. Base Salary in future years will be determined by the Compensation Committee and ratified by the Board of Directors. Mr. McRoberts is entitled to participate in the Incentive Plan, the KPlan and all other benefit programs generally available to executive officers of the Company. The Company does not provide Mr. McRoberts with incidental perquisites such as club memberships, company vehicles, financial planning or other similar items, but the Company does provide Mr. McRoberts with a monthly automobile allowance.


     The Compensation Committee's general approach in setting Mr. McRoberts' annual compensation is to seek to be competitive with base salaries of other chief executive officers of companies with similar revenues and scope of operations. The Base Salary was established following a review of Mr. McRoberts' pay relative to salaries paid by other healthcare REITs and expected trends in executive pay, taking into account the successful performance of the Company during the preceding year and the leadership provided by him in his role as President and Chief Executive Officer. The base salaries and bonuses of all of the executive officers are set on a general and subjective basis after a review of certain factors, including salaries paid by other REITs for executives of similar experience and skills, the overall performance by each executive during the preceding year and the Company's financial performance during the preceding year including the growth in assets, revenue, profitability and cash flow, and the overall return to stockholders. Mr. McRoberts is also entitled to receive an annual bonus in the discretion of the Compensation Committee. Based upon the Company's criteria for determining bonuses described above, Mr. McRoberts received a bonus for 1996 of $250,000.

     The Committee remains committed to establishing and maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of the stockholders and which offers competitive opportunities in the executive marketplace. As such, the Committee periodically reviews the compensation program in order to make such changes as it considers necessary to achieve such objectives.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's chief executive officer and the four other most highly compensation executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.


        Members of the Compensation Committee:


           Richard M. Scrushy
           John W. McRoberts
           Michael D. Martin
           Eric R. Hanson

COMPARATIVE PERFORMANCE GRAPH


     The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total stockholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the monthly percentage change in the return on the Company's Common Stock since June 30, 1994, with the cumulative total return on the SNL Healthcare REIT Index published by SNL

Securities L.P. and the Standard & Poor's 500 Index. The graph assumes the investment on June 30, 1994, of $100 and that all dividends were reinvested at the time they were paid.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS


        MEASUREMENT PERIOD          CAPSTONE CAPITAL                       SNL HEALTHCARE
      (FISCAL YEAR COVERED)            CORPORATION          S&P 500          REIT INDEX
6/28/94                                        100.00             100.00             100.00
12/31/94                                        89.06             104.82              95.92
3/31/95                                         95.01             114.64              98.92
6/30/95                                        107.31             125.58             107.96
9/30/95                                        116.17             135.56             113.80
12/31/95                                       120.54             143.72             120.12
3/31/96                                        137.68             153.37             124.16
6/30/96                                        133.25             159.48             127.35
9/30/96                                        141.33             163.53             133.27
12/31/96                                       153.77             176.58             149.36


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Seventeen of the Company's leased properties (the "Leased Properties") are leased to HEALTHSOUTH or its subsidiaries, and the leases for such Leased Properties are guaranteed by HEALTHSOUTH. The Company believes that the terms of the leases to HEALTHSOUTH are as favorable as those which the Company could have obtained from unaffiliated parties. The Company realized a total of $11.6 million in rental income in 1996 from HEALTHSOUTH under the leases for the HEALTHSOUTH properties. Richard M. Scrushy, Larry R. House and Michael D. Martin, directors of the Company, are officers, directors and/or stockholders of HEALTHSOUTH.



     Nine of the Company's Leased Properties are leased to MedPartners, Inc. ("MedPartners") or its subsidiaries, and the leases for such Leased Properties are guaranteed by MedPartners. The Company paid $2.5 million to MedPartners in 1996 for one of the Leased Properties. The Company believes that the terms of the purchase from and the terms of the leases to MedPartners are as favorable as those which the Company could have obtained from unaffiliated parties. The Company realized a total of $6.8 million in rental income in 1996 from MedPartners under the Leases for the MedPartners properties. Richard M. Scrushy, Larry R. House and Larry D. Striplin, Jr., directors of the Company, are directors and/or stockholders of MedPartners.



     Robert N. Elkins, a director of the Company, is Chairman, Chief Executive Officer and a stockholder of Integrated Health Services, Inc. ("Integrated Health"), and Integrated Living Communities, Inc. The Company realized a total of $3.2 million in rental income in 1996 from Integrated Health under the leases for the Integrated Health properties. The Company believes that the terms of the leases to Integrated Health are as favorable as those which the Company could have obtained from unaffiliated parties.



     The Company has funded loans to John W. McRoberts, William C. Harlan and Andrew L. Kizer for the purpose of acquiring the Company's Common Stock. As of December 31, 1996, the balance of these loans to Messrs. McRoberts, Harlan and Kizer from the Company were $95,327, $96,180 and $95,437, respectively. Interest on these loans is payable quarterly at the prime rate, and the principal is payable on demand.

                              GENERAL INFORMATION

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order to be included in the proxy statement and proxy for the 1998 annual meeting of stockholders, stockholder proposals intended to be presented at such meeting must be received by the Company at its executive offices at 1000 Urban Center Drive, Suite 630, Birmingham, Alabama 35242, not later than January 31, 1998.

COUNTING OF VOTES

     All matters specified in this Proxy Statement to be voted on at the annual meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, to determine the shares represented at the annual meeting, to determine the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, and to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."


     Inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by a broker, or other fiduciary, holding shares for a beneficial owner with authority to vote on one proposal but lacking authority to vote on another proposal) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).


MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described above which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.


     A copy of the Company's Annual Report has been mailed to all stockholders entitled to notice of and to vote at the annual meeting.


                                          CAPSTONE CAPITAL CORPORATION

                                          RICHARD M. SCRUSHY SIG
                                          Richard M. Scrushy
                                          Chairman

                                                                      APPENDIX A

                          CAPSTONE CAPITAL CORPORATION
                              BIRMINGHAM, ALABAMA

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
              STOCKHOLDERS TO BE HELD ON THE 1ST DAY OF MAY, 1997

   The undersigned hereby appoints Richard M. Scrushy and John W. McRoberts, and each of them, with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Capstone Capital Corporation held of record by the undersigned on March 14, 1997, at the annual meeting of the Stockholders to be held on the 1st day May, 1997, at the Richard M. Scrushy Conference Center, Two HEALTHSOUTH Parkway, Birmingham, Alabama 35243, at 10:00 o'clock a.m. (local time), and at any adjournments thereof, upon the matters set forth below and described in the notice and proxy statement for said meeting, copies of which have been received by the undersigned, and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

(1) ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below
        (except as marked to the contrary below)

     [ ] FOR all nominees listed below                             [ ] WITHHOLD AUTHORITY to vote for
        (except as marked to the contrary below)                      all nominees listed below

   INSTRUCTION To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

   John W. McRoberts, Richard M. Scrushy, Michael D. Martin, Robert N. Elkins, Eric R. Hanson, Larry D. Striplin, Jr., W. Barry Morton, George E. Bogle, and Larry R. House.

(2) Proposal to amend the Company's 1994 Stock Incentive Plan to (a) increase the number of shares of Common Stock reserved for issuance thereunder to 1,750,000, and (b) to amend certain provisions of the Plan to permit the exercise of options within a specified time after termination of employment or association with the Company.

         [ ] FOR                 [ ] AGAINST                 [ ]ABSTAIN

(3) Proposal to ratify the engagement of the accounting firm of KPMG Peat Marwick LLP as independent auditors for the current fiscal year.

         [ ] FOR                 [ ] AGAINST                 [ ]ABSTAIN

(4) In their discretion, upon such other matters as may properly come before the meeting.

               AUTHORIZED [ ]                 NOT AUTHORIZED [ ]

   The shares represented by this proxy will be voted in accordance with the specifications made by the undersigned herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

   Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.
   To help our preparations for the annual meeting, please check here if you plan to attend.
               ------------

                                                  SIGN HERE EXACTLY AS NAME(S)
                                                  APPEAR(S) ABOVE:

                                                  ------------------------------

                                                  Date:
                                                  ------------------------------

                                                  ------------------------------

                                                  Date:
                                                  ------------------------------

                                                  When shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

If your address has changed, please note new address:

                                                       Zip Code
------------------------------------------------------          ----------------